Exhibit 99.1

CompuMed Receives Regulatory Clearance by China’s State Food and Drug Administration for OsteoGram Product

Los Angeles – July 28, 2008 -- CompuMed, Inc. (CMPD.OB) -- a medical informatics company serving the healthcare community with diagnostic software solutions -- today announced it has received approval from the State Food and Drug Administration (SFDA) of the People’s Republic of China to market the OsteoGram system for screening, diagnosing and monitoring osteoporosis.

The approval (Reg. # SFDA(I) 20083701577) enables CompuMed sell the OsteoGram product as an approved clinical device in China and will allow CompuMed work with its Chinese OEMs to target a market with substantial strategic importance.

“With this approval, we have passed all of the regulatory hurdles necessary to support our effort in the Chinese market where the demographics are very favorable and the incidence of bone disease is very high,” said CompuMed CEO Maurizio Vecchione.

Osteoporosis affects more than 200 million people worldwide and is especially prevalent in China, where the traditional diet lacks calcium. According to China’s most recent national census, about 100 million Chinese citizens suffer from the disease in various stages.

The OsteoGram is a software-based bone density measurement system that can be used with digital (i.e., filmless) x-ray equipment, as well as with older film-based machines. It provides an accurate, low-cost alternative to DXA bone mineral density (BMD) screening systems, which require dedicated and costly equipment, office space and staff. The OsteoGram’s benefits in terms of cost and efficiency can help facilitate more widespread osteoporosis screening and treatment of at-risk patients.

For more information, contact CompuMed at (310) 258-5000, or visit www.compumed.net.

About CompuMed:

CompuMed, Inc. (CMPD.OB) develops and markets products and services that combine advanced imaging with medical informatics. Its focus is on analysis and remote monitoring for patients with cardiovascular and musculoskeletal diseases. The Company has specialized expertise and intellectual property in telemonitoring imaging and analysis designed to improve healthcare provider workflow and patient care while reducing costs. CompuMed's core products, the OsteoGram(R) and CardioGram(TM), are cleared by the FDA and reimbursable by Medicare. The OsteoGram is a non-invasive diagnostic system that has been proven by many clinical studies to provide effective and accurate bone density measurement for screening osteoporosis and assessing hip fracture risk. The OsteoGram has significant cost advantages over other technologies in the marketplace. The CardioGram system is one of the first telecommunication networks designed to remotely interpret electrocardiograms and is used by private practice, as well as government and corporate healthcare providers nationwide. The CardioGram delivers online electrocardiogram interpretations within minutes of receipt and has the additional capability of automatically providing an over-read (i.e., follow-up review) by a cardiologist. CompuMed is headquartered in Los Angeles and distributes its products worldwide both directly and through OEM partners. Visit CompuMed on-line at www.compumed.net.

Statements contained in this press release that are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth, results of contracts and other financial results, are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements including statements concerning the Company's plans, objectives, expectations and intentions are based largely on management's expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These statements are subject to uncertainties and risks including, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, product and service demand and acceptance, changes in technology, ability to raise capital, the availability of appropriate acquisition candidates and/or business partnerships, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, government regulation and other risks identified in the Company's filings with the Securities and Exchange Commission including its Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB. All such forward-looking statements are expressly qualified by these cautionary statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect events, conditions or circumstances on which any such statement is based after the date hereof, except as required by law.

CONTACT: Susan Tellem - Tellem Worldwide, +1 (310) 479-6111 x 1, stellem@tellem.com